SCIENTIFIC INDUSTRIES, INC.

AMENDMENT NO. 1 TO

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Registration Rights Agreement dated as of April 29, 2021 (the “Registration Rights Agreement”; capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Registration Rights Agreement), by and among Scientific Industries, Inc., a Delaware corporation (the “Company”), each of the persons and entities listed on Schedule A thereto (which persons and entities are hereinafter collectively referred to as the “Investors” and each as an “Investor”) is made and entered into as of this __ day of June, 2021.

WHEREAS,                                pursuant to that certain Securities Purchase Agreement dated as of April 29, 2021 between the Company and the purchasers named therein (the “Prior Purchase Agreement”), the Investors purchased, and the Company sold, shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”) and warrants to purchase shares of Common Stock;

WHEREAS, in connection with the purchase and sale of the shares of Common Stock, the Company and the Investors entered into the Registration Rights Agreement;

WHEREAS, the Company proposes to sell additional shares of Common Stock to certain new investors (the “New Investors”) pursuant to a Securities Purchase Agreement to be entered into by and among the Company and such New Investors (the “New Purchase Agreement”);

WHEREAS, the Company wishes to provide each of the New Investors with registration rights as set forth in the Registration Rights Agreement, provided that each such New Investor executes and delivers to the Company a Joinder Agreement in the form attached to the New Purchase Agreement as Exhibit B thereto (each, a “Joinder Agreement”);

WHEREAS, pursuant to Section 10(b) of the Registration Rights Agreement, the Registration Rights Agreement may be amended or modified only upon the written consent of the Company and the holders of a majority of the then-outstanding Registrable Securities held by the Investors; and

WHEREAS, the Company and the undersigned Investors, as the holder of a majority of the outstanding Registrable Securities held by the Investors, wish to amend the Registration Rights Agreement in order to provide the New Investors with the rights provided for in the Registration Rights Agreement.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Amendments to the Registration Rights Agreement. With respect to each of the New Investors that has executed and delivered to the Company a Joinder Agreement:

(i)
Schedule A is hereby amended to include such New Investor;

(ii)
The term “Investors” is hereby amended to include such New Investor.

(iii)
The term “Shares” is hereby amended to include the shares of Common Stock to be issued and sold by the Company to each such New Investor pursuant to the New Purchase Agreement.

(iv)
The term “Warrant Shares” is hereby amended to include the shares of Common Stock issuable upon the exercise of warrants delivered to each such New Investor under the New Purchase Agreement.

2.
Miscellaneous.

a.
The terms and provisions of the Agreement shall remain in full force and effect except as specifically amended by this Amendment. All references to the “Agreement” contained in the Registration Rights Agreement shall for all purposes be deemed to refer to the Registration Rights Agreement as amended by this Amendment.

b.
This Amendment may be executed in individual counterparts, each of which will constitute an original, but all of which when taken together will constitute a single contract. Delivery of an executed counterpart to this Amendment by fax or e-mail will be effective as delivery of a manually executed counterpart of this Amendment.

c.
This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

d.
This Amendment, together with the Agreement (as amended hereby), and all schedules and exhibits hereto and thereto, constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and thereof.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SCIENTIFIC INDUSTRIES, INC By: ________________________________ Name: Title: [add Investors]

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